UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)
May 25, 2006
Doane Pet Care Company
(Exact name of registrant as specified in its charter)

Delaware	0-27818	43-1350515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Westwood Place South, Suite 400
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
NOT APPLICABLE
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2006, Doane Pet Care Company (the “Company”), in connection with its previously announced tender offers and consent solicitations for any and all of its outstanding $213.0 million aggregate principal amount of 10 3/4% Senior Notes due 2010 (the “2010 Notes”) and $152.0 million aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2015 (the “2015 Notes” and, together with the 2010 Notes, the “Notes”), entered into (i) a Second Supplemental Indenture by and among the Company, the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company, as trustee (the “2010 Supplemental Indenture”), supplementing that certain Indenture, dated as of February 28, 2003 (as supplemented by that certain Supplemental Indenture, dated as of November 5, 2005, the “2010 Indenture”), pursuant to which the 2010 Notes were issued and (ii) a First Supplemental Indenture by and among the Company, the Subsidiary Guarantors (as defined therein) and Wilmington Trust Company, as trustee (the “2015 Supplemental Indenture” and, together with the 2010 Supplemental Indenture the “Supplemental Indentures”), supplementing that certain Indenture, dated as of October 24, 2005 (the “2015 Indenture” and, together with the 2010 Indenture, the “Indentures”), pursuant to which the 2015 Notes were issued.
     The Supplemental Indentures effect certain amendments to the Indentures proposed in connection with the tender offers and consent solicitations, which will eliminate most of the restrictive covenants and certain events of default contained in the Indentures (the “Proposed Amendments”). The Proposed Amendments will not become operative, however, until the Notes tendered in the tender offers and consent solicitations are accepted for purchase and payment by the Company pursuant to the terms of the tender offers and consent solicitations, which is expected to occur on or about June 13, 2006.
     Copies of the 2010 Supplemental Indenture and the 2015 Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, are incorporated into this Item 1.01 by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

4.1	Second Supplemental Indenture, dated as of May 25, 2006, by and among Doane Pet Care Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee, to the 2010 Indenture dated February 28, 2003 (as supplemented)

4.2	First Supplemental Indenture, dated as of May 25, 2006, by and among Doane Pet Care Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee, to the 2015 Indenture dated October 24, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ Philip K. Woodlief
	Name:	Philip K. Woodlief
	Title:	Vice President, Finance and Chief Financial Officer

Date: June 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Supplemental Indenture, dated as of May 25, 2006, by and among Doane Pet Care Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee, to the 2010 Indenture dated February 28, 2003 (as supplemented)

4.2	First Supplemental Indenture, dated as of May 25, 2006, by and among Doane Pet Care Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee, to the 2015 Indenture dated October 24, 2005